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                      AMENDMENT NO.5 DATED APRIL 28, 2008
                        TO THE PARTICIPATION AGREEMENTS

   Metropolitan Life Insurance Company, Variable Insurance Products Fund I, Variable Insurance Products Fund II, Variable Insurance Products Fund III and Variable Insurance Products Fund V and Fidelity Distributors Corporation hereby amend the following Participation Agreements:

   . Participation Agreement among Metropolitan Life Insurance Company, Variable Insurance Products Fund I and Fidelity Distributors Corporation, dated July 2, 1991, as amended.

   . Participation Agreement among Metropolitan Life Insurance Company, Variable Insurance Products Fund II and Fidelity Distributors Corporation, dated July 2, 1991, as amended.

   . Participation Agreement among Metropolitan Life Insurance Company, Variable Insurance Products Fund III and Fidelity Distributors Corporation, dated September 1, 2000, as amended.

   . Participation Agreement among Metropolitan Life Insurance Company, Variable Insurance Products Fund V and Fidelity Distributors Corporation, dated May 16, 2007.

   WHEREAS, the parties desire to amend the Agreement by deleting certain separate accounts listed in Schedule A.

   NOW THEREFORE, in consideration of the foregoing agreements and of the mutual covenants and conditions set forth herein and for other good and valuable consideration, each of the parties amends the Agreement as follow:

   1. Schedule A of the foregoing agreements is hereby deleted in its entirety and replaced with the amended Schedule A attached hereto.

Except as expressly supplemented, amended or consented to hereby, all of the representations and conditions of the Agreement will remain unamended and will continue to be in full force and effect.

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IN WITNESS WHEREOF, each of the parties hereto have caused this Amendment No. 5 to be executed in their names and on their behalf by and through their duly authorized officers signing below.

                                   METROPOLITAN LIFE INSURANCE COMPANY (on
                                   behalf of the Accounts and itself)

                                   By:   /s/ Alan C. Leland Jr.
                                         -------------------------------------
                                   Its:  Vice President

                                   VARIABLE INSURANCE PRODUCTS FUND I,
                                   VARIABLE INSURANCE PRODUCTS FUND II,
                                   VARIABLE INSURANCE PRODUCTS FUND III,
                                   VARIABLE INSURANCE PRODUCTS FUND V

                                   By:   /s/ Kimberley Monasterio
                                         -------------------------------------
                                   Its:  Treasurer

                                   FIDELITY DISTRIBUTORS CORPORATION

                                   By:   /s/ Bill Loehning
                                         -------------------------------------
                                   Its:  EX. VP

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                                  SCHEDULE A

                               COMPANY ACCOUNTS

                                         DATE OF RESOLUTION OF COMPANY'S BOARD
NAME OF ACCOUNT                          WHICH ESTABLISHED THE ACCOUNT
---------------------------------------  -------------------------------------
Metropolitan Life Separate Account E     09/27/1983
Metropolitan Life Separate Account F     09/27/1983